                                                                 EXHIBIT 23.1

                CONSENT OF SIMPSON THACHER & BARTLETT

     Simpson Thacher & Bartlett hereby consents to the reference to our firm under the caption "United States Federal Tax Considerations" in the prospectus included in the Registration Statement


                                      Very truly yours

                                      /s/ Simpson Thacher & Bartlett
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                                          SIMPSON THACHER & BARTLETT